M Corp

                                Form S-2

                               Exhibit 99

                 Form of Exercise Of Right To Purchase

                                   16

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                       EXERCISE OF RIGHT TO PURCHASE

 (To be executed by the registered owner to purchase Common Stock of M Corp)

    Expiration Date: December 28, 1998 at 5:00 P. M. Great Falls, MT. Time

Minimum Order: $10.00 or $2.00 per share for each share owned of record on September 30, 1998, whichever is less.


M Corp
110 Second Street South
P. O. Box 2249
Great Falls, MT  59403


Pursuant to that certain Prospectus dated November __, 1998, the undersigned shareholder of record of M Corp hereby irrevocably elects to purchase _______ __ shares of Common Stock of M Corp and encloses payment therefor at the rate of $2.00 per share in the total amount of $________, in the form of a check, money order or bank draft. The undersigned further requests that a certificate for the shares of Common Stock hereby purchased be issued in the names of the shareholders of record as reflected on the records of M Corp and mailed to the address shown below.

It is understood that this Exercise Of Right To Purchase will be accepted in accordance with, and subject to, the terms and conditions described in that certain Prospectus dated November __, 1998, receipt of which is hereby acknowledged at least 48 hours prior to the return of this Exercise Of Right To Purchase to M Corp.

To be effective this Exercise Of Right To Purchase along with payment for all shares purchased must actually be received by M Corp no later than 5:00 P. M. Great Falls, Montana time on December 28, 1998, otherwise this Exercise Of Right To Purchase and all rights to purchase will expire and be of no further force or effect.

The undersigned agrees that after receipt of this Exercise Of Right To Purchase by M Corp, this Exercise Of Right To Purchase may not be withdrawn, modified or canceled without the consent of M Corp.


                                   ______________________________________
                                   (Name of Shareholder of Record)
                                   ______________________________________
                                   (Address)
                                   ______________________________________
                                   (Address)
                                   ______________________________________
                                   (Social Security or Tax I. D. Number)
                                   ______________________________________
                                   (Telephone Number)


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